Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is hereby made solely for the purpose of satisfying the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 and may not be relied upon or used for any other purposes.

In connection with the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Report”) of Highbury Financial Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of the undersigned’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the period certified.

Date: March 26, 2010

By:	/s/ Richard S. Foote
Richard S. Foote
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ R. Bradley Forth
R. Bradley Forth
Executive Vice President, Chief Financial Officer and Secretary
(Principal Financial Officer)

A signed original of this statement has been provided to Highbury Financial Inc. and will be retained by Highbury Financial Inc. and furnished to the Securities and Exchange Commission or its staff upon request.